Exhibit 99.1

First Data Reports First Quarter 2013 Financial Results

•                  First quarter consolidated revenue of $2.6 billion, up 1%; adjusted revenue of $1.6 billion, flat to prior year

•                  First quarter net loss $337 million; adjusted EBITDA of $520 million, down 6%

•                  Extended maturities on $1.8 billion in debt and lowered the interest rate on $3.7 billion of term loans by 100 basis points

•                  Since August 2010, the company has extended maturity dates on $20 billion in debt to 2017 and beyond.

•                  Generated $69 million in operating cash flow and ended the first quarter with $1.6 billion in unrestricted liquidity

ATLANTA, April 30, 2013 — First Data Corporation today reported its financial results for the first quarter ended March 31, 2013. Consolidated revenue for the first quarter was $2.6 billion, up $27 million, or 1%, compared to a year ago, primarily driven by a $38 million increase in reimbursable debit network fees, postage and other. Adjusted revenue, which excludes certain items including debit network fees was $1.6 billion, flat year-over-year.

For the first quarter, the net loss attributable to First Data was $337 million, compared to a loss of $153 million a year ago. The net loss increased on the year-over-year change in the income tax provision due primarily to the establishment of valuation allowances against operating loss carry forwards. Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) was $520 million, down 6% compared to $551 million in the first quarter of 2012.

For the quarter, First Data generated $69 million in operating cash flow, after $473 million in cash interest payments, and finished the quarter with $1.6 billion in unrestricted liquidity—$143 million in cash available for corporate use plus $1.5 billion under the revolving credit facility.

“As anticipated, we faced a tough comparison on top-line growth this quarter. That said, our profitability fell short of the mark,” said First Data CFO Ray Winborne. “We are streamlining our organization to drive decision making closer to the customer, and the related savings will enable us to better align our cost structure with near-term revenue growth.”

Segment Results

Retail and Alliance Services segment revenue for the first quarter was $861 million, up $14 million, or 2%, compared to $847 million in 2012. Merchant Services revenue was up 1%, on higher volumes offset by lower yield.  Transaction growth was 4%, and credit mix was 70%. Regional average ticket was $77, up 4% compared to a year ago. Product revenue was up 4% as growth in prepaid was offset by a decline in check-processing. Segment EBITDA was $354 million, up $2 million, or 1%, compared to 2012.  Margin for the first quarter was 41%. During the quarter, Retail and Alliance Services added 16 bank referral agreements, eight new independent sales organizations and two regional sales alliances.

Financial Services segment revenue for the first quarter was $331 million, down $15 million or 4%, compared to $346 million in the same quarter of 2012. New business and volume growth were offset by lost business and pricing. In addition, revenues were impacted by the divestiture of two small businesses providing information and check clearing services. Active card accounts on file were up 6% compared to the prior year. Debit issuer transactions were down 13%, impacted by a previously disclosed customer deconversion.  Absent this impact, debit issuer transactions were down 1% on lost business partially offset by new STAR Network business and continued organic growth in debit. Segment EBITDA was $133 million, down $24 million or 15%, compared to $157 million in 2012, primarily due to higher technology and operations costs. Margin for the first quarter was 40%. During the quarter, Financial Services renewed more than 250 contracts with financial institutions.

International segment revenue for the first quarter was $409 million, up $4 million, or 1%, compared to $405 million in the prior year. On a constant currency basis, segment revenue was up 2%. Merchant acquiring revenue, on a constant currency basis, grew 11% on higher transaction volumes.  Issuing revenue, on a constant currency basis, decreased 5% as higher transaction volumes were offset by lost business. Segment EBITDA was $100 million, up $5 million or 5%, compared to $95 million in 2012.  On a constant currency basis, segment EBITDA grew 7%.  Margin improved to 25%.

Capital Structure Improvements

Debt Issued, Amended and Extended

On Feb. 13, 2013, the company issued $785 million in senior unsecured notes with a coupon of 11.25% due in 2021; the proceeds of those notes were used to pay the company’s $748.4 million 10.55% PIK senior unsecured notes due 2015, and pay related fees and expenses, including premiums. In addition, the company entered into a Feb. 2013 Joinder Agreement and incurred an aggregate principal amount of $258 million in new term loans maturing on Sept. 24, 2018, with rates consistent with the existing 2018 loans. Proceeds of the New 2018B Term Loans were used to repay all of the company’s outstanding term loan borrowings maturing in 2014 and to pay related fees and expenses.

On April 10, 2013, the company issued $815 million in senior unsecured notes with a coupon of 10.625% due in 2021; the proceeds of those notes were used to pay First Data’s 9.875% senior unsecured notes due in 2015 and related fees and expenses. In addition, in April the company amended the senior secured term loan facility in a manner that effectively lowered the interest rate by 1% on $2.436 billion and €178 million in loans due in 2017 as well as $1.0 billion in loans due in 2018 to LIBOR plus 400 bps or ABR plus 300 bps. Since August 2010, the company has extended maturity dates on $20 billion in debt to 2017 and beyond.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s website at investor.firstdata.com.

Investor Conference Call

The company will host a conference call and webcast on Tuesday, April 30, 2013, at 10 a.m. EDT to review the first quarter 2013 financial results. Chief Financial Officer Ray Winborne will lead the call.

The call will be webcast on the “Investor Relations” section of the First Data website at http://investor.firstdata.com and a slide presentation to accompany the call will also be available on the website.

To listen to the call, dial 888-771-4371 (U.S.) or 847-585-4405 (outside the U.S.); pass code 34424748, at least 10 minutes prior to the start of the call.

A replay of the call will be available through May 14, 2013, at 888-843-7419 (U.S.) or 630-652-3042 (outside the U.S.); pass code 34424748# and at http://investor.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Around the world, every second of every day, First Data makes payment transactions secure, fast and easy for merchants, financial institutions and their customers. First Data leverages its vast product portfolio and expertise to drive customer revenue and profitability. Whether the choice of payment is by debit or credit card, gift card, check or mobile phone, online or at the checkout counter, First Data takes every opportunity to go beyond the transaction.  More information about the company is available on FirstData.com as well as on Twitter, LinkedIn, Facebook and YouTube.

Contact:

Chip Swearngan

Senior Vice President, Communications and Investor Relations

First Data

404-890-3000

chip.swearngan@firstdata.com

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Three months ended March 31,
	2013	2012	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$943.1	$920.5	2%
Check services	72.4	78.0	-7%
Card services	406.8	429.9	-5%
Other services	121.4	124.9	-3%
Product sales and other	202.4	203.4	0%
Reimbursable debit network fees, postage and other	844.8	807.3	5%
	2,590.9	2,564.0	1%

Expenses:
Cost of services (exclusive of items shown below)	718.7	695.4	3%
Cost of products sold	82.6	85.0	-3%
Selling, general and administrative	463.3	446.5	4%
Reimbursable debit network fees, postage and other	844.8	807.3	5%
Depreciation and amortization	272.2	309.1	-12%
Other operating expenses:
Restructuring, net	18.2	3.7	NM
	2,399.8	2,347.0	2%
Operating profit	191.1	217.0	-12%

Interest income	2.7	2.5	8%
Interest expense	(469.0)	(461.1)	2%
Other income (expense) (b)	0.3	(8.2)	NM
	(466.0)	(466.8)	0%

Loss before income taxes and equity earnings in affiliates	(274.9)	(249.8)	10%

Income tax expense (benefit)	61.6	(108.2)	NM
Equity earnings in affiliates (a)	37.7	27.5	37%
Net loss	(298.8)	(114.1)	162%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	38.6	38.4	1%
Net loss attributable to First Data Corporation	$(337.4)	$(152.5)	121%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three months ended March 31,
	2013	2012	Change
Segment Revenues (c):
Retail and Alliance Services	$861.4	$847.3	2%
Financial Services	330.6	345.6	-4%
International	408.6	404.9	1%
Subtotal segment revenues	1,600.6	1,597.8	0%
All Other and Corporate	29.7	35.9	-17%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(1.7)	(4.0)	NM
Eliminations of intersegment revenues	(15.5)	(14.3)	NM
Adjusted revenue	1,613.1	1,615.4	0%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	15.5	21.1	NM
Official check and money order revenues (d)	1.7	4.0	NM
ISO commission expense (g)	115.8	116.2	NM
Reimbursable debit network fees, postage and other	844.8	807.3	5%
Consolidated revenues	$2,590.9	$2,564.0	1%

Segment EBITDA (h):
Retail and Alliance Services	$354.2	$352.0	1%
Financial Services	133.1	157.4	-15%
International	100.4	95.4	5%
Subtotal segment EBITDA	587.7	604.8	-3%
All Other and Corporate	(67.3)	(54.1)	24%
Adjusted EBITDA	520.4	550.7	-6%

Adjustments to reconcile to Net loss attributable to
First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	3.1	(3.7)	NM
Depreciation and amortization	(272.2)	(309.1)	-12%
Interest expense	(469.0)	(461.1)	2%
Interest income	2.7	2.5	8%
Other items (i)	(22.0)	(14.0)	NM
Income tax (expense) benefit	(61.6)	108.2	NM
Stock based compensation	(9.2)	(3.6)	156%
Official check and money order EBITDA (d)	1.3	1.7	NM
Costs of alliance conversions (j)	(22.6)	(11.5)	NM
KKR related items (k)	(8.1)	(8.4)	NM
Debt issuance costs (l)	(0.2)	(4.2)	NM
Net loss attributable to First Data Corporation	$(337.4)	$(152.5)	121%

Segment depreciation and amortization (a):
Retail and Alliance Services	$106.0	$136.6	-22%
Financial Services	80.3	89.9	-11%
International	70.2	73.6	-5%
Subtotal segment depreciation and amortization	256.5	300.1	-15%
All Other and Corporate	11.0	12.9	-15%
	267.5	313.0	-15%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	24.4	26.6	NM
Amortization of initial payments for new contracts	10.2	9.8	4%
Total consolidated depreciation and amortization	$302.1	$349.4	-14%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

(a)         Includes amortization of initial payments for new contracts (presented in “Summary Segment Data”), which is recorded as a contra-revenue within “Transaction and processing service fees”  and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $19.7 million and $30.5 million for the three months ended March 31, 2013 and 2012, respectively.

(b)         Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, and non-operating foreign currency gains and (losses) as applicable to the periods presented.

(c)          Segment revenue is adjusted to exclude reimbursable debit network fees, postage and other.  Retail and Alliance Services segment revenue is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization (“ISO”) commissions classified as expense on a contra-revenue basis.

(d)         Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company’s wind down of these businesses.

(e)          Reconciles “Adjusted revenue” to “Consolidated revenues” or “Adjusted EBITDA” to “Net loss attributable to First Data Corporation” as reported on the Consolidated Statements of Operations.

(f)           Net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Retail and Alliance Services segment, equity earnings in affiliates included in International segment revenue and amortization related to equity method investments not included in segment EBITDA.

(g)          Independent Sales Organization commissions are presented as contra-revenue for Retail and Alliance Services segment revenue reporting purposes while certain of such commissions are reflected as expense in the Consolidated Statements of Operations.

(h)         Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization.  Retail and Alliance Services segment EBITDA is presented on a proportionate consolidation basis.  Segment EBITDA excludes the adjustments to reconcile to “Net loss attributable to First Data Corporation.”

(i)             Includes restructuring, certain retention bonuses, litigation and regulatory settlements, divestitures and impairments as applicable to the periods presented and “Other income (expense)” as presented in the Consolidated Statements of Operations.

(j)            Costs of alliance conversions primarily represent costs directly associated with the strategy to have First Data operate the Bank of America N.A.’s (“the Bank”) legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance.

(k)         Represents KKR annual sponsorship fees for management, financial and other advisory services.

(l)             Debt issuance costs represent costs associated with issuing debt and modifying the Company’s debt structure.

FIRST DATA CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET, CASH FLOW AND OTHER DATA

(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	March 31,	December 31,
	2013	2012
	(Unaudited)
Cash and cash equivalents	$434.3	$608.3
Current settlement assets	16,393.3	9,173.8
Long-term settlement assets	33.5	54.3
Total assets	44,508.6	37,899.0

Short-term and current portion of long-term borrowings	170.8	257.1
Settlement obligations	16,425.2	9,226.3
Long-term borrowings	22,515.6	22,528.9
Total liabilities	42,242.1	35,205.2

Redeemable noncontrolling interest	69.1	67.4

Total First Data Corporation stockholder’s deficit	(1,023.5)	(598.5)
Noncontrolling interests	3,220.9	3,224.9
Total equity	2,197.4	2,626.4

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended March 31,	Three months ended March 31,
	2013	2012
	(Unaudited)	(Unaudited)
Source/(Use) of cash
Net cash provided by (used in) operating activities	$69.2	$(54.2)

Net cash used in investing activities	(84.6)	(110.9)

Net cash (used in) provided by financing activities	(155.0)	5.2

Supplemental cash flow data

Cash interest payments on long-term debt (a)	473	495

ESTIMATED CASH INTEREST PAYMENTS ON LONG-TERM DEBT FOR 2013 and 2014 (a) (b)

Estimated
cash interest payments
Three months ended	on Long-term Debt (c)
(Unaudited)
March 31, 2013 (actual)	$473
June 30, 2013	420
September 30, 2013	605
December 31, 2013	285
$1,783

Year ended December 31, 2014	$1,780

(a)   For purposes of this schedule, long-term debt excludes interest on capital leases.

(b)         This schedule includes estimates regarding First Data Corporation’s business which are not historical facts but are “forward-looking statements.”  Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (i) changes in interest rates associated with the Company’s variable rate debt that are materially different than the current LIBOR forward rates; (ii) changes in foreign currency exchange rates related to the Company’s euro-denominated debt; and (iii) the impact of further debt modifications or issuance of new debt.

(c)          The Company has an option to pay certain portions of its interest obligations “in kind” as an increase in principal rather than in cash.  These amounts represent the amount of cash projected to be paid if the Company opts to pay its entire interest obligation for 2013 and 2014 in cash.

FIRST DATA CORPORATION

FINANCIAL COVENANT CALCULATION

(Unaudited)

As of March 31, 2013, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $12,132.4 million, Consolidated EBITDA of $2,906.1 million and a Ratio of 4.17 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last twelve months ended March 31, 2013
Net loss attributable to First Data Corporation	$(885.8)
Interest expense, net (1)	1,896.7
Income tax benefit	(54.2)
Depreciation and amortization (2)	1,283.6
EBITDA (15)	2,240.3

Stock based compensation (3)	17.4
Restructuring, net (4)	54.7
Derivative financial instruments (gains) and losses (5)	83.9
Official check and money order EBITDA (6)	(6.0)
Cost of alliance conversions and other technology initiatives (7)	89.8
KKR related items (8)	21.1
Debt issuance costs (9)	9.7
Projected near-term cost savings and revenue enhancements (10)	178.0
Net income attributable to noncontrolling interests and redeemable noncontrolling interests (11)	173.8
Equity entities taxes, depreciation and amortization (12)	15.1
Impairments (13)	21.4
Other (14)	6.9
Consolidated EBITDA (15)	$2,906.1

(1)         Includes interest expense and interest income.

(2)         Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” of $44.9 million and amortization related to equity method investments which is netted within the “Equity earnings in affiliates” line of $84.0 million.

(3)         Stock based compensation recognized as expense.

(4)         Restructuring charges in connection with management’s alignment of the business with strategic objectives, employee reduction and certain employee relocation efforts in Germany and the departure of executive officers.

(5)         Represents fair market value adjustments for cross currency swaps and interest rate swaps that are not designated as accounting hedges.

(6)         Represents an adjustment to exclude the official check and money order businesses from EBITDA due to First Data Corporation’s (“FDC”) wind down of these businesses.

(7)         Represents costs directly associated with the strategy to have FDC operate the Bank of America N.A.’s legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance, both of which are considered business optimization projects, and other technology initiatives.

(8)         Represents KKR annual sponsorship fees for management, financial and other advisory services.

(9)         Debt issuance costs represent non-capitalized costs associated with issuing debt and modifying FDC’s debt structure.

(10)  Reflects cost savings and revenue enhancements projected to be realized as a result of specific actions as if they were achieved on the first day of the period. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 7, the BAMS alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.

(11)  Net income attributable to noncontrolling interests and redeemable noncontrolling interests in restricted subsidiaries.

(12)  Represents FDC’s proportional share of income taxes, depreciation and amortization on equity method investments.

(13)  Represents impairment of certain equipment, land, a building and other intangibles.

(14)  Includes items such as litigation and regulatory settlements, investments gains and losses, non-operating foreign currency gains and losses and other as applicable to the period presented.

(15)  EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of FDC’s results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that FDC does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 10 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests and redeemable noncontrolling interests of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing FDC’s senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing FDC’s senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business as well as evaluate our ability to service our debt.  Management uses these measures to evaluate our operating performance and our segments.  Management believes these non-GAAP measurements are useful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.  Additionally, we believe the inclusion of supplementary adjustments applied in presenting Adjusted EBITDA, described below, are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that we do not expect to continue at the same level in the future.  Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.  Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

Adjusted revenue represents the sum of Segment revenue (as defined in Note (c) to the Financial Schedules) and All Other and Corporate revenue as adjusted to exclude revenue related to the official check and money order businesses due to the wind down of these businesses and to reflect elimination of intersegment revenues.  Adjusted EBITDA represents the sum of Segment EBITDA (as defined in Note (h) to the Financial Schedules) and All Other and Corporate EBITDA.  Adjusted revenue and Adjusted EBITDA are reconciled to the most directly comparable GAAP financial measures on the Summary Segment Data schedules.  Non-GAAP measures for the International segment adjust for the change in foreign currency exchange rates.  Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures.  The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business.  Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.  A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three months ended March 31,
	2013	2012	Change
International
Segment revenue	$408.6	$404.9	1%
Foreign exchange impact (1)	5.4
Segment revenue on a constant currency basis	$414.0	$404.9	2%

	Three months ended March 31,
	2013	2012	Change
International
Segment revenue - merchant acquiring	$201.1	$182.4	10%
Foreign exchange impact (1)	1.2
Segment revenue - merchant acquiring on a constant currency basis	$202.3	$182.4	11%

	Three months ended March 31,
	2013	2012	Change
International
Segment revenue - card issuing	$207.5	$222.5	-7%
Foreign exchange impact (1)	4.2
Segment revenue - card issuing on a constant currency basis	$211.7	$222.5	-5%

	Three months ended March 31,
	2013	2012	Change
International
Segment EBITDA	$100.4	$95.4	5%
Foreign exchange impact (1)	2.0
Segment EBITDA on a constant currency basis	$102.4	$95.4	7%

(1) Foreign exchange impact represents the difference between actual 2013 revenue and 2013 revenue calculated using 2012 exchange rates.